UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION


        Information Statement Pursuant to Section 14(c) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential For Use of the Commission Only
    (as Permitted by Rule 14c-5(d)(2))


                       THE INTERGROUP CORPORATION
               ----------------------------------------------
              (Name of Registrant as Specified In Its Charter)


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[X] No fee required.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
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paid previously. Identify the previous filing by registration statement
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                                                           PRELIMINARY COPY

                          THE INTERGROUP CORPORATION
                               820 MORAGA DRIVE
                          LOS ANGELES, CALIFORNIA 90049
                                (310) 889-2500

                            INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DECRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING STOCK OF THE INTERGROUP CORPORATION. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

    This Information Statement will be mailed or about June 28, 2007, to holders of record of the common stock, $0.01 par value ("Common Stock") of The InterGroup Corporation, a Delaware corporation ("we" or the "Company"), as of May 30, 2007 (the "Record Date") in order to comply with the requirements of
Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14(c) under the Exchange Act.

    The purpose of this Information Statement is to inform all stockholders of actions taken to amend our Certificate of Incorporation providing for: (i) a reduction in the total number of shares of stock that we are authorized to issue from 9,000,000 shares to 4,100,000 shares; (ii) the elimination of Class A Common Stock as a class of stock that we authorized to issue; and a reduction in the number of shares of Preferred Stock that we are authorized to issue from 2,500,000 shares to 100,000 shares.

          MATTERS REGARDING COMMON STOCK AND STOCKHOLDER APPROVAL

    As of the Record Date of May 30, 2007, we had 2,351,027 shares of our Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. There are no shares of Class A Common Stock or Preferred Stock issued or outstanding.

    Our Board of Directors has unanimously approved the amendments to the Certificate of Incorporation and the holders of 1,547,836 shares (65.8%) of our Common Stock have executed written consents in favor of the amendments. Such approval and consent are sufficient under Section 228 of the Delaware General Corporation Law, which we refer to as the "DGCL", to approve the amendments.

    The amendments will not become effective until a certificate of amendment is filed with the Delaware Secretary of State. That corporate action will not take place until at least 21 days after the mailing of this Information Statement to stockholders.

    Pursuant to Section 228(e) of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders who have not consented in writing to such action, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the stockholders to take action were delivered to The InterGroup Corporation This Information Statement is intended to provide such notice.

 INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

    No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to our Certificate of Incorporation.

DISSENTERS' RIGHTS OF APPRAISAL

There are no applicable dissenter's rights of appraisal in connection with the amendments of our Certificate of Incorporation.


AMENDMENTS TO CERTIFICATE OF INCORPORATION

General

    Our Amended and Restated Certificate of Incorporation (as currently in effect) provides that the total number of shares of stock which The InterGroup Corporation shall have the authority to issue is nine million (9,000,000) shares, of which four million (4,000,000) shares shall be Common Stock, $0.01 par value per share, two million five hundred thousand (2,500,000) shares shall be Class A Common Stock, $0.01 par value, and two million five hundred thousand (2,500,000) shares shall be Preferred Stock, $0.01 par value per share. The amendments that were approved, will reduce the total number of shares of stock that can be issued to four million one hundred thousand (4,100,000), of which 4,000,000 shares will be Common Stock, $0.01 par value, and 100,000 shares will be Preferred Stock, $0.01 par value. The text of the Certificate of Amendment of Certificate of Incorporation is attached as Appendix A to this Information Statement.

Reasons for the Amendments to Certificate of Incorporation

    The State of Delaware computes and imposes annual franchise taxes on Delaware corporations based on the total number of authorized shares of the capital stock of the corporation. We have no Class A Common Stock or Preferred Stock issued or outstanding. We have never issued any shares of Class A Common Stock and we have no present or future plans to issue Class A Common Stock. We have also not issued any shares of Preferred Stock and have no present plans to issue shares of Preferred Stock. We believe that amendments to our Certificate of Incorporation that eliminate the authority to issue Class A Common Stock and reduces the number of authorized shares of Preferred Stock to 100,000 is desirable since they will reduce our franchise tax liability without having a material impact on our corporate flexibility.

Impact of Amendments on Common Stockholders

The amendments to our Certificate of Incorporation will not have any impact on the rights of the holders of our Common Stock. There will be no change in the authorized number of shares of Common Stock, no change in stockholder percentage voting power and no dilutive effect on earnings per share. By eliminating our Class A Common Stock and by reducing the authorized number of shares of Preferred Stock, the amendments also lessen the potential for possible dilution in the future.

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       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 30, 2007, certain information with respect to the beneficial ownership of our Common Stock owned by (i) those persons or groups known by us to own more than five percent of the outstanding shares of Common Stock, (ii) each Director and Executive Officer, and (iii) all Directors and Executive Officers as a group.

Name and Address of           Amount and Nature
Beneficial Owner (1)         of Beneficial Owner(2)     Percentage(3)
--------------------        ----------------------     -------------

John V. Winfield               1,613,953(4)                 62.6%

Josef A. Grunwald                126,861(3)                  5.3%

William J. Nance                  77,697(3)                  3.3%

Gary N. Jacobs                    29,775(3)(5)               1.2%

John C. Love                      26,400(3)                  1.1%

David C. Gonzalez                 24,000(6)                  1.0%

Michael G. Zybala                      0                       *

David T. Nguyen                        0                       *

All Directors and
Executive Officers as a
Group (9 persons)              1,898,686                    70.3%
------------------
*  Ownership does not exceed 1%.

(1) Unless otherwise indicated, the address for the persons listed is 820 Moraga Drive, Los Angeles, CA 90049.

(2) Unless otherwise indicated and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(3) Percentages are calculated on the basis of 2,351,027 shares of Common Stock outstanding at May 30, 2007, plus any securities that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. The following options are included in director's shares: Josef
A. Grunwald-32,400; William J. Nance-32,400; Gary N. Jacobs-26,400; John C. Love-26,400.

(4) Includes 225,000 shares of which Mr. Winfield has the right to acquire pursuant to options

(5) Other than his options, all shares of Mr. Jacobs are held by the Gary and Robin Jacobs Family Trust.

(6) Includes 8,250 shares of which Mr. Gonzalez has the right to acquire pursuant to options.

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                        COSTS AND MAILING

    We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


                  WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports and other information with the Securities and Exchange Commission ("SEC") relating to our business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC's regional offices in Chicago, Illinois and New York, New York. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. You may obtain information on the operations of the SEC's public reference room in Washington, D.C. and its regional offices by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

June __, 2007                          By Resolution of the Board of Directors

                                       THE INTERGROUP CORPORATION

                                APPENDIX A

                         CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                          THE INTERGROUP CORPORATION

    THE INTERGROUP CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Company"), does hereby certify:

     FIRST: That pursuant to unanimous written consent of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), declaring said amendment to be advisable and providing that the amendment be presented to the stockholders for consideration and action by written consent. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that Company's Certificate of Incorporation be amended by changing Article "FOURTH" thereof so that, as amended, said Article shall be and read as follows:

                               FOURTH

         "The total number of shares of stock which the Corporation shall have the authority to issue is Four Million One Hundred Thousand (4,100,000) shares, of which Four Million (4,000,000) shares shall be Common Stock, $0.01 par value per share, and One Hundred Thousand (100,000) shares shall be Preferred Stock, $0.01 par value per share.

         The Board of Directors shall have authority to fix from time to time by resolution or resolutions the designations, voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, in respect of the number of shares of any series of Preferred Stock. Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to this Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation."


     SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by the statute were voted in favor of the amendment by written shareholder consent.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, THE INTERGROUP CORPORATION has duly caused this certificate to be signed this ___day of July, 2007.


                                           THE INTERGROUP CORPORATION

                                        By:___________________________
                                           John V. Winfield
                                           President and Chairman of the Board

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